UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   February 17, 2000
                                                         -----------------
                                                         February 11, 2000
                                                         -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-00019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is the Company's press release announcing a new senior vice president and is being filed herewith as a current event.

PNM Names Padilla Senior Vice President on Wholesale Power Side

Albuquerque, N.M., February 11, 2000 - The Board of Directors of PNM, Public Service Company of New Mexico, has promoted Eddie Padilla to the position of Senior Vice President of Bulk Power Marketing and Development.

"Eddie's new title recognizes the importance of his current responsibilities and the significant role he plays in executing our growth plan on the competitive side of our business," said PNM Chairman, President and Chief Executive Officer Benjamin Montoya.

"It's largely due to the efforts of Eddie and the talented, experienced team he has assembled that PNM's wholesale trading business grew by nearly a third last year," Montoya continued. "Our strategic plan aims to build on this success by significantly expanding our generation portfolio to support continued rapid growth in sales both in the wholesale market and the emerging retail market. Eddie will lead that effort."

PNM sold 11.2 million megawatt-hours of electricity into the wholesale market last year, an increase of 2.4 million MWh over the previous year. Revenues from wholesale power sales totaled $365.4 million in 1999, accounting for about one-third of PNM total operating revenues for the year.

To sustain continued growth in its wholesale market, late last year PNM announced plans to further expand its trading operations and to double the company's generating assets over the next five to seven years.

"The electric power markets are undergoing a revolutionary change, as some traditional utilities exit the generating business and new competitors enter the business," Padilla said. "PNM's long years of experience in the bulk power market, coupled with our strategic location in the Southwest, have given us a competitive advantage that has enabled us to adapt to that change and make it work to our benefit. Our strategic plan aims to continue that success, controlling our risk and maximizing our opportunities."

Padilla, 46, has been with PNM since 1976.


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


Besides selling power on the wholesale market, PNM, Public Service Company of New Mexico (NYSE:PNM), operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico. Through Avistar Inc., a wholly owned subsidiary, PNM also operates an advanced meter servicing business in California and Nevada, and offers energy and water management solutions for government and institutional clients in the Southwest. PNM stock is traded primarily on the NYSE under the symbol PNM.

Disclosure Regarding Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecasted, estimated or budgeted by the Company in forward-looking statements: (i) adverse actions of utility regulatory commissions; (ii) utility industry restructuring; (iii) failure to recover stranded costs; (iv) the inability of the Company to successfully compete outside its traditional regulated market; (v) the success of the Company's expansion strategies; (vi) regional economic conditions, which could affect customer growth; (vii) adverse impacts resulting from environmental regulations;
(viii) loss of favorable fuel supply contracts; (ix) failure to obtain water rights and rights-of-way; (x) operational and environmental problems at generating stations; (xi) the cost of debt and equity capital; (xii) weather conditions; and (xiii) technical developments in the utility industry.


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PUBLIC SERVICE COMPANY OF NEW MEXICO
                                     -----------------------------------------
                                                (Registrant)


Date:  February 17, 2000                         /s/ John R. Loyack
                                     -----------------------------------------
                                                   John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                             (Officer duly authorized to
                                                  sign this report)







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